NEWS RELEASE
W. R. Berkley Corporation 475 Steamboat Road Greenwich, Connecticut 06830 (203) 629-3000

FOR IMMEDIATE RELEASE	CONTACT:	Karen A. Horvath
Vice President - External
Financial Communications
(203) 629-3000

W. R. BERKLEY CORPORATION REPORTS FIRST QUARTER RESULTS
Earnings per Share of 83 Cents, Net Premiums Written up 14.4%

Greenwich, CT, April 23, 2013 -- W. R. Berkley Corporation (NYSE: WRB) today reported net income for the first quarter of 2013 of $117 million, or 83 cents per share, compared with $135 million, or 94 cents per share, for the first quarter of 2012.

Summary Financial Data
(Amounts in thousands, except per share data)

	First Quarter
	2013	2012

Gross premiums written	$1,631,621	$1,401,526
Net premiums written	1,376,966	1,203,526

Net income	116,615	135,318
Net income per diluted share	0.83	0.94

Operating income (1)	103,635	104,236
Operating income per diluted share	0.74	0.73

Return on equity (2)	10.8%	13.7%

(1)	Operating income is a non-GAAP financial measure defined by the Company as net income excluding net investment gains and losses.

(2)	Return on equity represents net income expressed on an annualized basis as a percentage of beginning of year stockholders’ equity.

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First quarter highlights included:

•	Average rates on renewed policies increased 7.3%.

•	Net premiums written increased 14.4%.

•	GAAP combined ratio was 94.7%.

•	Return on equity of 10.8%.

Commenting on the Company's performance, William R. Berkley, chairman and chief executive officer, said: "We had a good quarter, setting the foundation for an excellent year. Our business is showing continued signs of improvement, and we are well positioned to take advantage of the positive rate environment.

"The benefits of our improved pricing are slowly being reflected in our financial results. We see new opportunities created by the current underwriting environment as prices continue to increase faster than loss costs. Our management team recognizes that to achieve adequate returns in the current low interest rate environment, increased underwriting margins are required. We believe this is attainable.

"The core fixed income investment portfolio continues to perform well, with investment yields that remain above current market rates. Short-term fears of inflation seem to have abated, making us less eager to further reduce the duration of our portfolio. We continue to search the range of investment offerings for yield as well as capital gains, but we will not sacrifice quality nor do we intend to extend duration.

"We are optimistic that our business will continue to improve, and 2013 will be an excellent year,'" Mr. Berkley concluded.

Webcast Conference Call and Supplementary Information
The Company will hold its quarterly conference call with analysts and investors to discuss its earnings and other information on Wednesday, April 24, 2013 at 8:30 a.m. eastern time. The conference call will be webcast live on the Company's website at www.wrberkley.com. A replay of the webcast will be available on the Company's website approximately two hours after the end of the conference call.
Commencing with the first quarter of 2013, the Company will report its results in three segments – Insurance-Domestic (formerly, Specialty, Regional and Alternative Markets), Insurance-International and Reinsurance-Global. Reclassifications have been made to the Company’s 2012 financial information to conform with this presentation. Please see the Company’s website at www.wrberkley.com for supplementary investor information regarding these changes to its business segments.
About W. R. Berkley Corporation
Founded in 1967, W. R. Berkley Corporation is an insurance holding company that is among the largest commercial lines writers in the United States and operates in three segments of the property casualty business: insurance-domestic, insurance-international and reinsurance-global.

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Forward Looking Information

This is a “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein, including statements related to our outlook for the industry and for our performance for the year 2013 and beyond, are based upon the Company’s historical performance and on current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by us or any other person that the future plans, estimates or expectations contemplated by us will be achieved. They are subject to various risks and uncertainties, including but not limited to: the cyclical nature of the property casualty industry; the impact of significant competition; the long-tail and potentially volatile nature of the insurance and reinsurance business; product demand and pricing; claims development and the process of estimating reserves; investment risks, including those of our portfolio of fixed maturity securities and investments in equity securities, including investments in financial institutions, municipal bonds, mortgage-backed securities, loans receivable, investment funds, real estate, merger arbitrage and private equity investments; the effects of emerging claim and coverage issues; the uncertain nature of damage theories and loss amounts; natural and man-made catastrophic losses, including as a result of terrorist activities; general economic and market activities, including inflation, interest rates, and volatility in the credit and capital markets; the impact of the conditions in the financial markets and the global economy, and the potential effect of legislative, regulatory, accounting or other initiatives taken in response to it, on our results and financial condition; foreign currency and political risks relating to our international operations; our ability to attract and retain key personnel and qualified employees; continued availability of capital and financing; the success of our new ventures or acquisitions and the availability of other opportunities; the availability of reinsurance; our retention under the Terrorism Risk Insurance Act of 2002, as amended; the ability of our reinsurers to pay reinsurance recoverables owed to us; other legislative and regulatory developments, including those related to business practices in the insurance industry; credit risk related to our policyholders, independent agents and brokers; changes in the ratings assigned to us or our insurance company subsidiaries by rating agencies; the availability of dividends from our insurance company subsidiaries; potential difficulties with technology and/or data security; the effectiveness of our controls to ensure compliance with guidelines, policies and legal and regulatory standards; and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission. These risks and uncertainties could cause our actual results for the year 2013 and beyond to differ materially from those expressed in any forward-looking statement we make. Any projections of growth in our revenues would not necessarily result in commensurate levels of earnings. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

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Consolidated Financial Summary
(Amounts in thousands, except per share data)

	First Quarter
	2013	2012
Revenues:
Net premiums written	$1,376,966	$1,203,526
Change in unearned premiums	(144,847)	(103,875)
Net premiums earned	1,232,119	1,099,651
Investment income	135,929	157,619
Insurance service fees	26,736	23,877
Net investment gains	19,969	43,477
Change in investment valuation allowance, net of other than temporary impairments	—	4,014
Revenues from wholly-owned investees	91,735	49,675
Other income	281	392
Total revenues	1,506,769	1,378,705
Expenses:
Losses and loss expenses	744,679	679,472
Other operating costs and expenses	481,604	431,779
Expenses from wholly-owned investees	89,152	51,330
Interest expense	31,111	28,821
Total expenses	1,346,546	1,191,402
Income before income taxes	160,223	187,303
Income tax expense	(43,625)	(52,071)
Net income before noncontrolling interests	116,598	135,232
Noncontrolling interests	17	86
Net income to common stockholders	$116,615	$135,318

Net income per share:
Basic	$0.86	$0.98
Diluted	$0.83	$0.94

Average shares outstanding:
Basic	136,025	137,814
Diluted	141,223	143,411

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Business Segment Operating Results
(Amounts in thousands, except ratios) (1) (2)

	First Quarter
	2013	2012
Insurance-Domestic:
Gross premiums written	$1,179,722	$1,038,434
Net premiums written	986,180	882,943
Premiums earned	884,378	810,069
Pre-tax income	141,350	147,735
Loss ratio	62.4%	62.9%
Expense ratio	33.1%	33.2%
GAAP combined ratio	95.5%	96.1%

Insurance-International:
Gross premiums written	$251,575	$200,504
Net premiums written	205,135	167,994
Premiums earned	171,119	143,885
Pre-tax income	22,382	15,699
Loss ratio	55.8%	57.3%
Expense ratio	38.0%	40.3%
GAAP combined ratio	93.8%	97.6%

Reinsurance-Global:
Gross premiums written	$200,324	$162,588
Net premiums written	185,651	152,589
Premiums earned	176,622	145,697
Pre-tax income	37,941	31,638
Loss ratio	55.0%	60.2%
Expense ratio	36.3%	37.6%
GAAP combined ratio	91.3%	97.8%

Corporate and Eliminations:
Net realized investment gains	$19,969	$47,791
Interest expense	(31,111)	(28,821)
Other revenues and expenses	(30,308)	(26,439)
Pre-tax loss	(41,450)	(7,769)

Consolidated:
Gross premiums written	$1,631,621	$1,401,526
Net premiums written	1,376,966	1,203,526
Premiums earned	1,232,119	1,099,651
Pre-tax income	160,223	187,303
Loss ratio	60.4%	61.8%
Expense ratio	34.3%	34.7%
GAAP combined ratio	94.7%	96.5%

(1) Commencing with the first quarter of 2013, the Company will report its results in three segments – Insurance-Domestic (formerly, Specialty, Regional and Alternative Markets), Insurance-International and Reinsurance-Global. Reclassifications have been made to the Company’s 2012 financial information to conform with this presentation.

(2) Loss ratio is losses and loss expenses incurred expressed as a percentage of premiums earned. Expense ratio is underwriting expenses expressed as a percentage of premiums earned. GAAP combined ratio is the sum of the loss ratio and the expense ratio.

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Supplemental Information
(Amounts in thousands, except ratios)

	First Quarter
	2013	2012
Insurance-Domestic net premiums written by line:
Workers' compensation	$298,177	$244,441
Other liability	323,556	292,059
Short-tail lines (1)	179,799	169,129
Commercial automobile	123,586	120,811
Professional liability	61,062	56,503
Total	$986,180	$882,943

Losses from catastrophes:
Insurance-Domestic	$3,660	4,378
Insurance-International	233	—
Reinsurance-Global	1,120	28
Total	$5,013	4,406

Investment income:
Core portfolio (2)	$121,212	$123,515
Investment funds	10,934	27,623
Arbitrage trading account	3,783	6,481
Total	$135,929	$157,619

Other operating costs and expenses:
Underwriting expenses	$422,213	$382,023
Service expenses	22,305	19,592
Net foreign currency losses (gains)	1,947	(1,434)
Other costs and expenses	35,139	31,598
Total	$481,604	$431,779

Cash flow from operations	$75,070	$73,762

Reconciliation of operating income to net income:
Operating income (3)	$103,635	$104,236
After-tax investment gains	12,980	31,082
Net income	$116,615	$135,318

(1) Short-tail lines includes commercial multi-peril (non-liability), inland and ocean marine, accident and health, fidelity and surety, boiler and machinery and other lines.

(2) Core portfolio includes fixed maturity securities, equity securities, cash and cash equivalents, real estate and loans receivable.

(3) Operating income is a non-GAAP financial measure defined by the Company as net income excluding after-tax net realized investment gains (losses). Management believes that excluding net realized investment gains (losses), which are often discretionary and frequently relate to economic factors, provides a useful indicator of trends in the Company’s underlying operations.

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Selected Balance Sheet Information
(Amounts in thousands, except per share data)

	March 31, 2013	December 31, 2012

Net invested assets (1)	$15,438,868	$15,681,803
Total assets	20,120,634	20,155,896
Reserves for losses and loss expenses	9,809,843	9,751,086
Senior notes and other debt	1,693,279	1,871,535
Junior subordinated debentures	243,258	243,206
Common stockholders’ equity (2)	4,378,541	4,306,217
Common stock outstanding	136,028	136,018
Book value per share (3)	32.19	31.66
Tangible book value per share (3)	31.18	30.95

(1)
Net invested assets include investments, cash and cash equivalents, trading accounts receivable from brokers and clearing organizations, trading account securities sold but not yet purchased and unsettled purchases, net of related liabilities.

(2)
After-tax unrealized investment gains were $525 million and $518 million as of March 31, 2013 and December 31, 2012, respectively. Unrealized currency translation losses were $83 million and $37 million as of March 31, 2013 and December 31, 2012, respectively.

(3)
Book value per share is total common stockholders’ equity divided by the number of common shares outstanding. Tangible book value per share is total common stockholders’ equity excluding the after-tax value of goodwill and other intangible assets divided by the number of common shares outstanding.

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Investment Portfolio
March 31, 2013
(Amounts in thousands)

	Carrying Value	Percent of Total

Fixed maturity securities:
United States government and government agencies	$875,712	5.7%
State and municipal:
Special revenue	2,018,194	13.1%
State general obligation	859,481	5.6%
Pre-refunded	853,418	5.5%
Local general obligation	374,158	2.4%
Corporate backed	370,490	2.4%
Total state and municipal	4,475,741	29.0%
Mortgage-backed securities:
Agency	1,057,039	6.8%
Residential — Prime	209,938	1.4%
Commercial	209,366	1.4%
Residential — Alt A	99,751	0.6%
Total mortgage-backed securities	1,576,094	10.2%
Corporate:
Industrial	1,548,214	10.0%
Financial	859,566	5.6%
Asset-backed	822,825	5.3%
Utilities	219,618	1.4%
Other	125,853	0.8%
Total corporate	3,576,076	23.1%
Foreign	1,161,494	7.5%
Total fixed maturity securities (1)	11,665,117	75.5%
Equity securities available for sale:
Common stocks	295,031	1.9%
Preferred stocks	104,355	0.7%
Total equity securities available for sale	399,386	2.6%
Cash and cash equivalents (2)	862,129	5.6%
Investment funds (3)	765,703	5.0%
Arbitrage trading account	701,223	4.5%
Real estate	588,777	3.8%
Loans receivable	456,533	3.0%
Net invested assets	$15,438,868	100.0%

(1)	Total fixed maturity securities had an average rating of AA- and an average duration of 3.3 years.

(2)	Cash and cash equivalents includes trading accounts receivable from brokers and clearing organizations, trading account securities sold but not yet purchased and unsettled purchases.

(3)	Investment funds are net of related liabilities of $28 million.

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Foreign Fixed Maturity Securities
March 31, 2013
(Amounts in thousands)

	Government	Corporate	Total
Australia	$243,737	$139,062	$382,799
Canada	136,247	49,419	185,666
United Kingdom	111,644	58,200	169,844
Argentina	133,466	29,511	162,977
Germany	72,055	—	72,055
Norway	64,936	—	64,936
Brazil	49,550	—	49,550
Supranational (1)	38,672	—	38,672
Netherlands	—	13,057	13,057
Switzerland	—	11,279	11,279
Singapore	6,840	—	6,840
Uruguay	3,400	—	3,400
New Zealand	419	—	419
Total	$860,966	$300,528	$1,161,494

(1)	Supranational represents investments in the North American Development Bank, European Investment Bank and Inter-American Development Bank.